                                                                   Exhibit 10.17
                                                                   -------------

                             AMENDED AND RESTATED
                        CONTROL DELIVERY SYSTEMS, INC.
                             EMPLOYMENT AGREEMENT


     AGREEMENT dated as of February February 20, 2002 between Michael J. Soja ("Executive") and Control Delivery Systems, Inc. (the "Company").

     Executive is a key executive of the Company and a vital part of its management. In consideration of Executive's continued employment with the Company, the parties agree as follows:

     1.   Term; Window Period.  The term during which this Agreement (the
          -------------------
"Agreement") will be in effect (the "Employment Period") will begin on June 18, 2001 (the "Effective Date") and, except as provided below, will terminate on the third anniversary of the Effective Date. The Employment Period may be extended by mutual agreement of the parties for successive one year periods. If a Change of Control (as defined in Exhibit A) occurs during the Employment Period, including any extensions to the original Employment Period, the Agreement will remain in effect until all obligations hereunder have been discharged. The period starting on the date of such a Change of Control and ending on the second anniversary of the Change of Control will be a "Window Period" during which special provisions of this Agreement will apply.

     2.   Positions and Duties.  Subject to the provisions of the Agreement,
          --------------------
during the Employment Period:

     2.1 Executive will hold the title of and serve as Chief Financial Officer of the Company and will have responsibility for performing all duties typically undertaken by such office.

     2.2 Executive will be a full-time employee of the Company and, except for reasonable work-related travel, will perform his duties at the Company's headquarters location.

     2.3 Executive will perform all such duties and services appropriate to his position, and such additional duties as the Executive and the Board may from time-to-time agree. Executive will devote his entire business time and attention and his best efforts to such duties and services. However, Executive may serve on boards of directors of other businesses and attend to personal investments and community and charitable service, provided that such activities are not competitive with the business of the Company and do not interfere with the performance of Executive's duties to the Company.

     3.   Compensation and Benefits.  During the Employment Period, the Company
          -------------------------
will provide compensation and benefits to Executive as follows:

     3.1  Base Salary.  Executive's  base salary as of the Effective Date will
          -----------
be $250,000 per year (the "Base Salary"), payable in accordance with the applicable payroll practices of the Company. The Company will review Executive's Base Salary annually and Executive will receive such increase in Base Salary, if any, as the Board determines from time to time in its sole discretion. In the event that Executive's Base Salary is increased, the Base Salary as so increased will be referred to as "Base Salary." Executive's Base Salary will not be decreased during the Employment Period without Executive's prior written agreement.

     3.2  Bonus.  Executive will be eligible for an annual bonus which will be
          -----
determined by the Board in its sole discretion. Executive's bonus for any year beginning or ending during a Window Period will not be less than the greater of
(x) 100 percent of his bonus for the completed year immediately preceding the Change of Control, and (y) 100 percent of his bonus for the immediately preceding employment year. In the event of a termination of the Executive's employment to which the provisions of Section 4.4 apply, then the provisions of
Section 4.4(b) or (c), as applicable, shall govern the payment of Executive's bonus for the year in which such termination is effective.

     3.3  Other Benefits.  Executive will be entitled to participate in the
          --------------
following plans, policies and arrangements (or in any successor or supplemental plans, policies or arrangements), if and to the extent maintained by the Company, in each case at a level appropriate to Executive's position as determined by the Board and in each case in accordance with the terms of the pertinent plan, policy or arrangement:

          (i)    the Company's 2001 Incentive Plan;

          (ii)   the Company's group medical plan;

          (iii) life insurance arrangements or disability plan arrangements provided to executive-level employees of the Company;

          (iv) all the Company's equity plans in which executives of the Company participate;

          (v)    the Company's normal expense reimbursement policies; and

          (vi) ordinary vacation arrangements provided to executive-level employees of the Company, including at least four weeks paid vacation in addition to Company holidays per year.

     4.   Termination of Employment; Severance Benefits.
          ---------------------------------------------

     4.1  Terminability of Employment.  Either the Company or Executive may at
          ---------------------------
any time terminate Executive's employment with the Company after giving 30 days' written notice to the other party. However, if Executive's employment terminates during the Employment Period, the parties will be required to discharge the applicable obligations described in this Section 4 and elsewhere in this Agreement. If Executive's employment terminates at any time other than during the Employment Period, Executive will have no rights under the Agreement.

     4.2  Termination upon Death or Disability.  If Executive ceases to be an
          ------------------------------------
employee of the Company as a result of death or total and permanent disability, the Company will have no further obligation or liability to Executive hereunder other than for Base Salary earned and unpaid at the date of termination and compensation for accrued vacation, and the Employment Period will end when those amounts are paid. However, nothing in this Agreement is intended to interfere with the rights of Executive and his family or beneficiaries under other applicable plans, policies or arrangements of the Company.

     4.3  Termination by the Company for Cause or by Executive Without Good
          -----------------------------------------------------------------
Reason.  If the Company terminates Executive's employment for Cause (as defined
------
in this Section 4.3) or if Executive terminates his employment other than for Good Reason (as defined in Section 4.4), the Company will have no further obligation or liability to Executive hereunder other than for Base Salary earned and unpaid at the date of termination and compensation for accrued vacation, and the Employment Period will end when those amounts are paid.

     "Cause" means only (a) willful malfeasance or gross negligence in the performance by Executive of his or her duties, resulting in material harm to the Company, (b) fraud or dishonesty by Executive with respect to the Company, or
(c) Executive's conviction of any felony involving deception, fraud or moral turpitude. The Company may treat a termination of Executive's employment as termination for Cause only after (i) giving Executive written notice of the intention to terminate for Cause and of his or her right to a hearing by the Board, (ii) at least 30 days after giving the notice, conducting a hearing by the Board at which Executive may be represented by counsel, and (iii) giving Executive 30 days' written notice of the results of the hearing, which shall require a vote of a majority of the Directors then in office other than Executive. For purposes of this definition of Cause, no act or omission shall be considered to have been "willful" unless it was not in good faith and Executive had knowledge at the time that the act or omission was not in the best interest of the Company. Any act or failure to act based on authority given pursuant to a resolution duly adopted by the Board or based on the advice of counsel of the Company shall be conclusively presumed to be done, or omitted to be done, by Executive in good faith and in the best interest of the Company. Cause shall not include willful failure due to incapacity resulting from physical or mental illness or any actual or anticipated failure after Notice of Termination for Good Reason.

     4.4  By the Company Without Cause or By Executive for Good Reason.
          ------------------------------------------------------------

          (a)  Entitlement to Severance Benefits.  If, during the Employment
               ---------------------------------
     Period, the Company terminates Executive's employment without Cause, or if Executive terminates his employment for Good Reason, the Company will, subject to Section 5 below, provide severance benefits to Executive as set forth below in this Section 4.4.

          "Good Reason" means (i) failure by the Company to maintain Executive in the positions described in Section 2 or assignment to Executive of duties materially inconsistent with such positions, (ii) the diminution in any material respect of Executive's positions or authority, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by Executive, (iii) failure by the Company to provide Executive with the compensation and benefits described in Section 3, or
     (iv) relocation of Executive's principal place of work to a location more than 30 miles from its current location without Executive's consent. For purposes of this definition of Good Reason, "Company" means Control Delivery Systems and any successor of Control Delivery Systems, provided if any such successor has a parent, then Company shall mean the ultimate parent corporation.

          (b)   Normal Severance Benefits.  Except as provided in paragraph (c),
                -------------------------
     the Company will provide severance benefits as follows:

          (i) The Company will pay to Executive within 30 days of the termination a lump-sum cash amount equal to the sum of (x) an amount equal to six months' Base Salary in effect at the time of his termination (or, if his Base Salary has been reduced within 60 days of the termination, his Base Salary in effect prior to the reduction) plus (y) a pro-rated portion of the maximum bonus that would otherwise be payable in the year of termination, if any.

                (A) For purposes of this Section 4.4(b), the maximum bonus payable in any year will be calculated assuming all bonus targets or formulas for determining the bonus in such year had been met if Executive and Board had, prior to the termination of Executive's employment, agreed on such targets or formulas.

                (B) If no such targets or formulas have been set as of such termination date, then the maximum bonus shall be deemed to be the actual bonus paid to Executive during the preceding fiscal year.

          (ii) The Company will continue for a period of six months from the date of termination to provide Executive with the benefits set forth in paragraphs (ii) and (iii) of Section 3.3 above. To the extent that the Company is unable to provide such benefits to Executive under its existing plans and arrangements, it will pay Executive cash amounts equal to the cost the Company would have incurred to provide those benefits.

          (iii) Stock options held by Executive that are exercisable as of the date of termination will remain exercisable for a period of six months from the date of termination (or three months in the case of incentive stock options).

          (c)   Severance Benefits Following a Change of Control.  If the
                ------------------------------------------------
     termination occurs during a Window Period, the Company will, instead of the benefits prescribed in paragraph (b), provide severance benefits to Executive as follows:

          (i) The Company will pay to Executive within 30 days of the termination a lump-sum cash amount equal to 200% of the sum of (x) Executive's annual Base Salary in effect immediately prior to the termination (or, if his Base Salary has been reduced within 60 days of the termination or at any time after the Change of Control, his Base Salary in effect prior to the reduction), plus (y) the greater of (1) 100 percent of his bonus for the completed year immediately preceding the Change of Control, and (2) 100 percent of his bonus for the immediately preceding employment year.

          (ii) The Company will also pay to Executive within 30 days of the termination a pro-rata portion of his maximum bonus for the year of termination.

                (A) For purposes of this Section 4.4(c), the maximum bonus payable in such year will be calculated assuming all bonus targets or formulas for determining the bonus in such year had been met if Executive and Board had, prior to the termination of Executive's employment, agreed on such targets or formulas.

                (B) If no such targets or formulas have been set as of such termination date, then the maximum bonus shall be deemed to be the greater of (x) 100 percent of his bonus for the completed year immediately preceding the Change of Control, and (y) 100 percent of his bonus for the immediately preceding employment year.

          (iii) The Company will continue for a period of two years from the date of termination to provide Executive with the benefits set forth in paragraphs (ii) and (iii) of Section 3.3 above. To the extent the Company is unable to provide such benefits to Executive under its existing plans and arrangements, it will either arrange to provide Executive with substantially similar benefits upon comparable terms or pay Executive cash amounts equal to Executive's cost of obtaining such benefits.

          (iv) All options to purchase Company stock held by Executive will automatically and immediately vest and become exercisable upon such termination and remain exercisable for a period of one year following such termination, and all restricted stock held by Executive under restricted stock plans and arrangements of the Company will become vested upon such termination.

     5.   Taxes on Severance Benefits.
          ---------------------------

     5.1  Withholding.  All payments required to be made by the Company
          -----------
hereunder to Executive or his dependents, beneficiaries, or estate will be subject to the withholding of such amounts relating to tax and/or other payroll deductions as may be required by law.

     5.2  Section 4999 Excise Taxes.  In the event that it is determined that
          -------------------------
any payment or benefit provided by the Company to or for the benefit of Executive, either under this Agreement or otherwise, will be subject to the excise tax imposed by Section 4999 of the Internal Revenue

Code or any successor provision(s) ("Section 4999"), the Company will, prior to the date on which any amount of the excise tax must be paid or withheld, make an additional lump-sum payment (the "Gross-up Payment") to Executive in an amount sufficient, after giving effect to all federal, state and other taxes and charges (including interest and penalties, if any) with respect to the gross-up payment, to make Executive whole for all taxes (including withholding taxes) and any associated interest and penalties, imposed under or as a result of Section 4999.

     5.3  Selection of Accounting Firm.  Determinations under this Section 5
          ----------------------------
will be made by PricewaterhouseCoopers, LLP or if PricewaterhouseCoopers, LLP is unable or unwilling to serve or if the Company and Executive otherwise determine, by another firm mutually agreed to by the Company and Executive (the "Firm"). The determinations of the Firm will be binding upon the Company and Executive except as the determinations are established in resolution (including by settlement) of a controversy with the Internal Revenue Service to have been incorrect. All fees and expenses of the Firm will be paid by the Company.

     5.4  IRS Claims.  If the Internal Revenue Service asserts a claim that, if
          ----------
successful, would require the Company to make a Gross-up Payment or an additional Gross-up Payment, the Company and Executive will cooperate fully in resolving the controversy with the Internal Revenue Service. The Company will make or advance such Gross-up Payments as are necessary to prevent Executive from having to bear the cost of payments made to the Internal Revenue Service in the course of, or as a result of, the controversy. The Firm will determine the amount of such Gross-up Payments or advances and will determine after final resolution of the controversy whether any advances must be returned by Executive to the Company. The Company will bear all expenses of the controversy and will gross Executive up for any additional taxes that may be imposed upon Executive as a result of its payment of such expenses.

     6.   Withholding.  All payments required to be made by the Company to
          -----------
Executive under this Agreement will be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as may be required by law.

     7.   Fees and Expenses.  In the event of Executive's termination of
          -----------------
employment during a Window Period, the Company will pay any and all fees and expenses (including legal fees and other costs of arbitration or litigation) that may be incurred by Executive in enforcing his rights under this Agreement. If the termination of employment does not occur during a Window Period, the Company will pay that amount of such fees and expenses that bears the same ratio to the total fees and expenses as the dollar amount of payments and benefits determined to be payable to Executive bears to the total dollar amount of payments and benefits in dispute.

     8.   No Duty to Mitigate.  Benefits payable under this Agreement as a
          -------------------
result of termination of Executive's employment will be considered severance pay in consideration of his past service and his continued service from the Effective Date, and his entitlement thereto will neither be governed by any duty to mitigate his damages by seeking further employment nor offset by any compensation that he may receive from other employment.

     9.   Confidentiality, Non-Competition and Exclusivity.  Executive agrees to
          ------------------------------------------------
maintain the confidentiality of the Company's (and its related entities and projects) books, records, financial information, technical information, business plans and/or strategies, and other confidential matters unless required to make disclosure in the performance of his duties for the Company or as a result of a legal proceeding or other legally mandated cause. Executive further agrees to abide by all of the terms of the Confidentiality and Inventions Agreement dated as of the date hereof. In the event of termination without Good Reason by Executive other than such a termination occurring during a Window Period, Executive agrees not to compete, directly or indirectly, with the Company, whether as an employee, consultant, agent, partner, owner, investor or otherwise for one year following termination of Executive's employment (the "Restriction Period"). Specifically, but without limiting the foregoing, Executive agrees not to engage in any manner in any activity that is directly or indirectly competitive or potentially competitive with the business of the Company as conducted or under consideration at any time during Executive's employment. Executive further agrees during the Restriction Period not to accept employment or a consulting position with any person who is, or at any time within one year prior to termination of Executive's employment was, a customer of the Company. For purposes of this provision, the business of the Company shall include all Products, as defined below, offered by the Company in any manner or under development, and Executive's undertaking shall encompass all items, products and services that may be used in substitution for Products. The foregoing restrictions shall not prevent Executive from owning 5% or less of the equity securities of any publicly traded company.

     The parties recognize and agree that should the Company be required to pursue a claim against Executive under this Section 9, the Company will likely be required to seek injunctive relief as well as damages at law. Accordingly,
Section 11, Arbitration, will not apply to any action by the Company against
            -----------
Executive for violation of this Section 9.

     For purposes of this Section 9, Products shall mean all products researched, developed, planned, tested, manufactured, sold, licensed, leased or otherwise distributed or put into use by the Company, together with all services provided or planned by the Company, during the term of Executive's employment.

     10.  Indemnification.  To the extent permitted by law, the Company will
          ---------------
defend, indemnify and hold Executive harmless from and against any and all losses, liabilities, damages, expenses (including attorneys' fees and costs), actions, causes of action or proceedings arising directly or indirectly from Executive's performance of this Agreement or services as an employee of the Company. Executive may retain his own counsel to defend himself in such actions, and the Company will pay for the reasonable costs and expense of such counsel. This indemnification is in addition to any right of indemnification to which Executive may be entitled under the Company's Articles of Incorporation and By-laws, any separate indemnification agreements between the Company and Executive, and any insurance policies that may be maintained by the Company.

     11.  Arbitration.  Except as otherwise provided in Section 9, any dispute
          -----------
or controversy between the parties involving the construction or application of any terms, covenants or conditions of this Agreement, or any claim arising out of or relating to this Agreement, or any claim arising out of or relating to Executive's employment by the Company that is not resolved within ten days by the parties will be settled by arbitration in Boston, Massachusetts, in accordance with the rules of the American Arbitration Association then in effect, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The Company and Executive agree that the arbitrator(s) will have no authority to award punitive or exemplary damages or so-called consequential or remote damages such as damages for emotional distress. Any decision of the arbitrator(s) will be final and binding upon the parties. Either party may request that the arbitrator(s) submit written findings of fact and conclusions of law. The parties agree and understand that they hereby waive their rights to a jury trial of any dispute or controversy relating to the matters specified above in this Section 11.

     12.  Rights of Survivors  If Executive dies after becoming entitled to
          -------------------
benefits under Section 4 following termination of employment but before all such benefits have been provided, (a) all unpaid cash amounts will be paid to the beneficiary that has been designated by Executive in writing (the "beneficiary"), or if none, to Executive's estate, (b) all applicable insurance coverage will be provided to Executive's family as though Executive had continued to live, and (c) any stock options that become exercisable under
Section 4.4(b)(iii) or Section 4.4(c)(iv) will be exercisable by the beneficiary, or if none, the estate.

     13.  Successors.  This Agreement will inure to and be binding upon the
          ----------
Company's successors. The Company will require any successor to all or substantially all of the business and/or assets of the Company by sale, merger or consolidation (where the Company is not the surviving corporation), lease or otherwise, by agreement in form and substance satisfactory to Executive, to assume this Agreement expressly. This Agreement is not otherwise assignable by the Company or the Executive.

     14.  Subsidiaries.  For purposes of this Agreement, employment by a
          ------------
corporation or other entity that is controlled directly or indirectly by the Company will be deemed to be employment by the Company. Thus, references in the Agreement to "Company" include such corporations or other entities where appropriate in the context.

     15.  Amendment or Modification; Waiver.  This Agreement may not be amended
          ---------------------------------
unless agreed to in writing by Executive and the Company. No waiver by either party of any breach of this Agreement will be deemed a waiver of a subsequent breach.

     16.  Severability.  In the event that any provision of this Agreement is
          ------------
determined to be invalid or unenforceable, the remaining provisions shall remain in full force and effect to the fullest extent permitted by law.

     17.  Controlling Law.  This Agreement will be controlled and interpreted
          ---------------
pursuant to Massachusetts law, other than its choice of law principles.

     18.  Entire Agreement. This Agreement (including without limitation the
          ----------------
Exhibits hereto) constitutes the entire agreement and supersedes all prior agreements and undertakings, both written and oral, between Executive and the Company with respect to the subject matter hereof; provided that Executive and the Company have entered into a Confidentiality and Inventions Agreement, dated the date hereof, which shall survive execution of this Agreement.

     19.  Notices.  Any notices required or permitted to be sent under this
          -------
Agreement are to be delivered by hand or mailed by registered or certified mail, return receipt requested, and addressed as follows:

If to the Company:

               Control Delivery Systems, Inc.
               313 Pleasant Street
               Watertown, MA 02472

If to Executive:

               Michael J. Soja
               34 Musket Lane
               Sudbury, MA 01776

Either party may change its address for receiving notices by giving notice to the other party.

20. Release. Notwithstanding anything to the contrary contained in this
    -------
Agreement, in order for Executive to be eligible for the severance benefits to be provided in accordance with this Agreement, Executive must sign (and not revoke within seven days of signing) a release of claims in the form attached hereto and marked Exhibit B.
                  ---------


           [The remainder of this page is intentionally left blank.]

     In witness whereof, the parties hereto have executed this Agreement as of the date first set forth above.


                              By:  /s/ Michael Soja
                                 ---------------------------------------------
                                 Name: Michael J. Soja


                              CONTROL DELIVERY SYSTEMS, INC.

                              By:  /s/ Paul Ashton
                                 ---------------------------------------------
                                 Name: Paul Ashton
                                 Title: Chief Executive Officer & President

                                   Exhibit A
                                   ---------

     "Change of Control" means the occurrence of any of the following events:

          (a) The acquisition by any Person or group of the ultimate beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of more than 50% of the then outstanding securities of the Company entitled to vote generally in the election of directors; excluding, however, the following:
     (i) any acquisition directly from the Company (other than any acquisition by virtue of the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was itself acquired directly from the Company); (ii) any acquisition by the Company;
     (iii) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or by any corporation controlled by the Company; (iv) any acquisition by the Executive, by an Executive Related Party (as defined in Exhibit A) or by a group of which the Executive is a member; or (v) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Exhibit A; or

          (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election, by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

          (v) A reorganization, recapitalization, merger or consolidation (a "Corporate Transaction") of the Company, unless (i) securities representing more than 50% of the then outstanding securities entitled to vote generally in the election of directors of the Company or the corporation resulting from or surviving such Corporate Transaction (or the ultimate parent of the Company or such corporation after such Corporate Transaction) are beneficially owned subsequent to such Corporate Transaction by the Person or Persons who were the beneficial owners of the outstanding securities of the Company entitled to vote generally in the election of directors immediately prior to such Corporate Transaction, in substantially the same proportions as their ownership immediately prior to such Corporate Transaction; (ii) no Person (excluding any corporation resulting from such Corporate Transaction or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) ultimately beneficially owns, directly or indirectly, more than 50% of the then outstanding securities entitled to vote generally in the election of directors of the Company or the corporation resulting from or surviving such Corporate Transaction (or the ultimate parent of the

     Company or such corporation after such Corporate Transaction) except to the extent that such ownership existed prior to the Corporate Transaction; and
     (iii) at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Corporate Transaction; or

          (c) The sale, transfer or other disposition of all or substantially all of the assets of the Company; or

          (vi) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

     For purposes of this definition, securities entitled to vote generally in the election of directors that are issuable upon exercise of an exercise, conversion or exchange privilege shall be deemed to be outstanding. In addition, for purposes of this definition the following terms have the meanings set forth below:

     A Person will be deemed to be the "owner" of any securities of which such Person would be the "beneficial owner," as such term is defined in Rule 13d-3 promulgated by the Securities and Exchange Commission under the Exchange Act.

     "Person" has the meaning used in Section 13(d) of the Exchange Act, except that "Person" does not include (i) the Executive, an Executive Related Party, or any group of which the Executive or Executive Related Party is a member, or (ii) the Company or a wholly owned subsidiary of the Company or an employee benefit plan (or related trust) of the Company or of a wholly owned subsidiary.

     An "Executive Related Party" means any affiliate or associate of the Executive other than the Company or a subsidiary of the Company. The terms "affiliate" and "associate" have the meanings given in Rule 12b-2 under the Exchange Act; the term "registrant" in the definition of "associate" means, in this case, the Company.

                                   EXHIBIT B
                                   ---------

                               RELEASE OF CLAIMS


     FOR AND IN CONSIDERATION OF the benefits to be provided me in connection with the termination of my employment, as set forth in the Amended and Restated Employment Agreement between me and Control Delivery Systems, Inc. (the "Company") dated as of February, 2002 (the "Agreement"), which benefits are subject to my signing of this Release of Claims and to which I am not otherwise entitled, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, I, on my own behalf and on behalf of my heirs, executives, administrators, beneficiaries, representatives and assigns, and all others connected with me, hereby release and forever discharge the Company, its subsidiaries and other affiliates and all of their respective past, present and future officers, directors, trustees, shareholders, employees, agents, general and limited partners, members, managers, joint venturers, representatives, successors and assigns, and all others connected with any of them, both individually and in their official capacities, from any and all causes of action, rights and claims of any type or description, known or unknown, which I have had in the past, now have, or might now have, through the date of my signing of this Release of Claims, in any way resulting from, arising out of or connected with my employment by the Company or any of its subsidiaries or other affiliates or the termination of that employment or pursuant to any federal, state or local law, regulation or other requirement (including without limitation Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, and the fair employment practices laws of the state or states in which I have been employed by the Company or any of the subsidiaries or other affiliates, each as amended from time to time).

     Excluded from the scope of this Release of Claims is (i) any claim arising under the terms of the Agreement and (ii) any right of indemnification or contribution that I have pursuant to the Articles of Incorporation or By-Laws of the Company or any of its subsidiaries or other affiliates.

     In signing this Release of Claims, I acknowledge my understanding that I may not sign it prior to the termination of my employment, but that I may consider the terms of this Release of Claims for up to twenty-one (21) days (or such longer period as the Company may specify) from the later of the date my employment with the Company terminates or the date I receive this Release of Claims. I also acknowledge that I am advised by the Company and its Affiliates to seek the advice of an attorney prior to signing this Release of Claims; that I have had sufficient time to consider this Release of Claims and to consult with an attorney, if I wished to do so, or to consult with any other person of my choosing before signing; and that I am signing this Release of Claims voluntarily and with a full understanding of its terms.

     I further acknowledge that, in signing this Release of Claims, I have not relied on any promises or representations, express or implied, that are not set forth expressly in the Agreement. I understand that I may revoke this Release of Claims at any time within seven (7) days of the date of my signing by written notice to the General Counsel of the Company and that this

Release of Claims will take effect only upon the expiration of such seven-day revocation period and only if I have not timely revoked it.

Intending to be legally bound, I have signed this Release of Claims under seal as of the date written below.

Signature: _____________________________________________

Name (please print):  __________________________________

Date Signed: ___________________________________________


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